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                                                                   EXHIBIT 4.12


                          UNITED AIR SPECIALISTS, INC.

                1994 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

        1. PURPOSE. The purpose of this United Air Specialists, Inc. 1994 Stock Option Plan for Nonemployee Directors (the "Plan") is to enhance the value of the shareholders' investment in United Air Specialists, Inc. (the "Company") by encouraging those directors of the Company who are not employees of the Company or any of its subsidiaries (the "Directors") to acquire or increase and retain a financial interest in the Company, thereby also encouraging the Directors to remain as directors.

        It is intended that stock options ("Nonqualified Stock Options" or "Options"), other than incentive stock options as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the Plan.

        2.      ADMINISTRATION OF THE PLAN.

                (a) GENERAL. This Plan shall be administered by the Board of Directors of the Company (the "Board") which, subject to and not inconsistent with the express provisions of the Plan, shall exercise all the power and authority specifically granted to it under the Plan or necessary and advisable, in the sole and absolute discretion of the Board, to the administration of the Plan.

                (b) RULES AND INTERPRETATIONS. The Board shall have the authority to establish, adopt or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan and in order to preserve the exemptions of the Plan and any Plan Options under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time or any successor rule thereto. The Board's interpretation of the Plan or any Option granted hereunder, and all decisions and determinations by the Board with respect to the Plan, shall be final, binding and conclusive on all parties. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Plan or any Option or transaction hereunder.

                (c) NO OTHER RIGHTS. Nothing contained in the Plan, or any Option granted pursuant to the Plan, shall confer upon any Director any right to continue as a director of the Company or limit in any way the right of the Company to terminate a Director's status as a director at any time.





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        3.  THE STOCK. The shares of stock available for issuance pursuant to the grant of Options under the Plan shall consist of 93,750 shares of the Common Stock, no par value, (the "Common Shares"), of the Company, subject to adjustment as provided in Section 11 hereof. Shares delivered by the Company upon the exercise of Options may be, in whole or in part, either Common Shares purchased by the Company in the open market and held in the treasury of the Company or authorized and unissued Common Shares of the Company. Should an Option (or a portion thereof) expire or terminate for any reason without being exercised, the shares subject to the portion of such Option not so exercised shall be available for subsequent grants under the Plan. Shares tendered or withheld as payment pursuant to Sections 10 and 15 herein shall not be available for issuance under the Plan.

        4. EFFECTIVE DATE AND TERMINATION OF PLAN. The Plan shall be effective on September 1, 1994 (the "Effective Date"); provided, however, that, if the Plan is not approved by the shareholders of the Company at the next annual meeting of the Company's shareholders following the Effective Date, the Plan and all Options granted hereunder shall be void and of no effect. No Options may be exercised under the Plan prior to its approval by the shareholders of the Company. The Plan shall terminate upon the earlier of (i) September 1, 2004; or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of Options granted hereunder; or (iii) the date as of which it is terminated by action of the Board. No Options may be granted under the Plan after its termination date, provided that the Options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

        5.  GRANT, TERMS AND CONDITIONS OF OPTIONS.

            (a) GRANT OF OPTIONS. Each current Director on the Effective Date shall be granted automatically, at the close of business on September 1, 1994, Nonqualified Stock Options to purchase 2,500 Common Shares (at an option price of $2.00 per share). Similarly, each new Director shall be granted automatically, at the close of business on the date he or she first becomes a Director, Nonqualified Stock Options to purchase 2,500 Common Shares. After the Effective Date, each then serving Director of the Company shall be granted automatically, at the close of business on the date in any year upon which the Company's annual meeting of shareholders is held (or, if no annual meeting is held, as of the date designated for the annual meeting by the Company's Code of Regulations), Nonqualified Stock Options to purchase 1,000 Common Shares (other than a Director who was first elected a Director at that annual meeting.) Each Director receiving an Option may be referred to herein as an "Optionee". Each Option shall be embodied in an option agreement signed by the Optionee and the Company providing that the Option shall be subject to the provisions of this Plan and containing such other provisions as the Board may prescribe not inconsistent with the Plan.

            (b) WHEN EXERCISABLE. Options shall be exercisable six months after the date of grant. No fractional shares shall be issued, and fractional shares remaining in any Option shall be rounded down to the nearest whole number of shares.



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        (c)   PRICE. Except for Options granted on the Effective Date, the exercise price per share of each Option shall be equal to the fair market value of a Common Share on the date of grant, as determined under Section 8 hereof, provided that the exercise price shall be subject to adjustment only as provided in Section 11 hereof.

        (d) TERMS OF OPTIONS. Options shall be effective on the date of grant and shall be of a term of ten years from the date of grant unless earlier terminated pursuant to the provisions of this Plan.

        (e) HOLDING PERIOD. A period of at least six months must elapse from the date of grant of any Option until the date of disposition of the Option (other than upon exercise or conversion) or of any shares acquired upon exercise of that Option.

6.      TERMINATION OF DIRECTOR STATUS.

        (a)   Except as otherwise provided in this Plan, an Optionee's Options
(i) are exercisable only by the Optionee, and (ii) if not exercisable by their terms at the time the Optionee ceases to be a director of the Company, shall immediately expire on the date the Optionee ceases to be a director of the Company.

        (b) Except as provided by this Subsection (6)(b), any Optionee's Option which is exercisable by its terms at the time the Optionee ceases to be a director of the Company must be exercised on or before the earlier of (i) one year after the date the Optionee ceases to be a director of the Company or (ii) the fixed expiration date of such Option, after which applicable period the Option shall expire. If an Optionee's status as a director is terminated on account of any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of the assets or opportunities of the Company or any of its subsidiaries, all Options granted to such Optionee shall automatically terminate as of the date of termination of the directorship.

        (c) In the event of the death of the Optionee while a director of the Company, each of that Optionee's unexercised Options (whether or not then exercisable by its terms) shall become immediately exercisable by the Optionee's estate for a period ending on the earlier of the fixed expiration date of such Option or one year after the date of death, after which period such Option shall expire. For purposes hereof, the estate of an Optionee shall include the legal representatives thereof or any person who has acquired the right to exercise an Option by reason of the death of the Optionee.

        (d) In the event the Optionee ceases to be a director by reason of permanent disability (as defined below), each of that Optionee's unexercised Options (whether or not then exercisable by its terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such Option or one year from the date the Optionee ceases to be a Director, after which period such Option shall expire. For purposes hereof, "permanent disability" shall be deemed to be the inability of the Optionee to


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        perform the duties of a director of the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

        7. TRANSFERABILITY OF OPTIONS. Any Option granted hereunder shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

        8. FAIR MARKET VALUE. The "fair market value" of a Common Share on any relevant date for purposes of this Plan shall be the last reported sales price of a Common Share on any stock exchange or on any trading system sponsored by the National Association of Securities Dealers, Inc. on which the Shares are trading on that date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted. If the Common Shares are not then traded as described in the preceding sentence, then the average of the closing bid and asked prices on the specified date or on the last preceding day on which bid and asked prices were reported, as quoted by such source as the Board may select, shall be used in determining fair market value. If bid and asked prices are not then reported at least weekly as described in the preceding sentence, then fair market value shall be what the Board in good faith determines it to be.

        9. COMPLIANCE WITH SECURITIES LAWS. Options granted and shares issued by the Company upon exercise of Options shall be granted and issued only in full compliance with all applicable federal and state securities laws, and the Board may impose such conditions on transfer, restrictions and limitations as it deems necessary and appropriate to assure compliance with such securities laws.

       10. METHOD OF EXERCISE. An Option granted under this Plan may be exercised by written notice to the Board, signed by the Optionee or by such other person as is entitled to exercise the Option. The notice of exercise shall state the number of shares in respect of which the Option is being exercised, and shall either be accompanied by the payment, in cash or in Common Shares as provided hereafter, of the full option price for such shares or shall fix a date (not more than ten business days from the date of such notice) for the payment of the full option price for the shares being purchased. All or any portion of the payment may be made by the transfer of Common Shares of the Company from the Optionee to the Company or, in accordance with any applicable administrative rules established by the Board, by directing that a portion of the Common Shares to be issued upon exercise of the Option be withheld by the Company. Such shares shall be valued for this purpose at their fair market value on the date they are transferred to the Company or withheld as payment, determined in the same manner as is provided in Section 8 hereof. A certificate or certificates for the Common Shares of the Company purchased through the exercise of an Option shall be issued in the regular course after the exercise of the Option and payment therefor. During the option period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.



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        11.  SHARE ADJUSTMENTS.  In the event there is any change in the
Company's Common Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, or other similar capital adjustments, equitable proportionate adjustments shall automatically be made without further action by the Board in (i) the number of Common Shares available for Option grants under this Plan, (ii) the number of Common Shares subject to Options granted under this Plan, and (iii) the option price of optioned shares.

        12.  MERGER, CONSOLIDATION OR SALE OF ASSETS.

             (a) In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation or corporations (a "successor corporation"), such successor corporation may obligate itself to continue this Plan and to assume all obligations under the Plan. In the event that such successor corporation does not obligate itself to continue this Plan as above provided, the Plan shall terminate effective upon such consolidation, merger or transfer, and any Option previously granted hereunder shall terminate. If practical, the Company shall give each Optionee 20 days prior notice of any possible transaction which might terminate this Plan and the Options previously granted hereunder.

             (b) The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        13. AMENDMENT OR TERMINATION. The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not, without shareholder approval, adopt any amendment which would (a) increase the aggregate number of Common Shares issuable under the Plan (except by operation of Section 11); (b) materially increase the benefits to Optionees under the Plan; (c) materially modify the requirements as to eligibility for participation in the Plan; or (d) in the opinion of counsel to the Company require shareholder approval pursuant to any federal or state law or rule or regulation promulgated thereunder. Notwithstanding the foregoing, (i) the provisions of this Plan, including in particular Section 5, governing the amount, price and timing of awards to Directors may not be amended more than once every six months (with or without shareholder approval) other than to comport with changes in the Code or the rules and regulations thereunder, and (ii) no amendment may change, without the consent of the Optionee (or such Optionee's or such Optionee's estates legal representative), any Option previously granted to such Optionee under the Plan. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms, except as provided in Paragraph 12 above.

        14. COMPANY RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable Securities
Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase




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of Common Shares under the terms of the Plan, so long as the Company acts in good faith.

        15. TAX WITHHOLDING. The Company shall be entitled to deduct from any Common Shares delivered upon exercise of an Option the amount of all applicable income, employment and other taxes required by law to be withheld with respect to such exercise or may require the Optionee to pay such taxes to the Company prior to and as a condition of the making of the exercise. So long as such method is in accordance with any applicable administrative rules established by the Board, an Optionee may pay the required withholding taxes
(i) by directing the withholding from any delivery of Common Shares by the Company or (ii) by delivering to the Company Common Shares having a fair market value, on the date of payment, equal to the amount of such taxes.

        16. IMPLIED CONSENT. Every Optionee, by his acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on his or her own behalf and on behalf of such Optionee's heirs, assigns and legal representatives, by all of the terms and conditions of this Plan.

        17. OHIO LAW TO GOVERN. This Plan shall be construed and administered in accordance with and governed by the laws of the State of Ohio.



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